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                                     EXHIBIT
                                      21.1

                             SISKON GOLD CORPORATION

                              LIST OF SUBSIDIARIES



SUBSIDIARY                   PLACE OF INCORPORATION              PERCENT OWNED

Siskomex, S.A. de C.V.                        Mexico                   99%